Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Sharps Compliance Corp. Stock Plan, of our report dated August 5, 2005, appearing in Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, (Form 10-KSB/A) filed with the Securities and Exchange Commission on October 31, 2005.

/s/ Uhy Mann Frankfort Stein & Lipp CPAs LLP
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UHY Mann Frankfort Stein & Lipp CPAs LLP

Houston, Texas
January 30, 2006